SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2018

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ENTERPRISE DIVERSIFIED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1518 Willow Lawn Drive
Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(434) 382-7366

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.02 - Termination of a Material Definitive Agreement.

Background

As previously reported in the Current Reports on Form 8-K of Enterprise Diversified, Inc. (the “Company”) filed with the Securities and Exchange Commission on December 11, 2017, January 17, 2018, March 2, 2018, March 28, 2018 and July 12, 2018, respectively (collectively, the “Original Filings”), the Company previously entered into a certain Master Real Estate Asset Purchase Agreement on December 10, 2017 (the “Purchase Agreement”) with Mt. Melrose, LLC (“Seller”), a Kentucky limited liability company owned by Jeffrey I. Moore (“Moore”), a director of the Company, pursuant to which the Company’s wholly-owned subsidiary, Mt Melrose, LLC (“Purchaser” or “Mt Melrose”), has been engaged in acquiring from Seller a portfolio of residential and other income-producing real estate located in Lexington, Kentucky. The real estate assets under the Purchase Agreement had primarily consisted of 125 residential properties owned by Seller and an undetermined number of additional residential properties under contract for purchase by Seller. As previously reported, Purchaser completed a first acquisition of 44 real properties under the Purchase Agreement on January 10, 2018, and a second acquisition of 69 additional real properties under the Purchase Agreement on June 29, 2018. As also previously reported, in connection with the parties’ anticipated consummation of all of the real property purchase transactions under the Purchase Agreement noted above, Seller and Purchaser previously entered into a certain Cash Flow Agreement on January 10, 2018 (the “Cash Flow Agreement”), pursuant to which the parties agreed that until such time as the parties consummated the relevant closing as to each real property under the Purchase Agreement, Seller would assign to Purchaser all of the income, rents, receivables and revenues arising from or issuing out of such real property, and Purchaser would assume Seller’s responsibility for payment of certain of the costs and expenses attributable to such real property (including monthly payments of interest and/or principal under outstanding debt secured by such real property, real property taxes, and ordinary expenses of operating such real property). In addition, as also previously reported, in connection with the first closing under the Purchase Agreement noted above, Purchaser and Moore previously entered into a certain executive employment agreement on January 10, 2018 (the “Moore Employment Agreement”), pursuant to which Moore became employed, and was appointed to serve, as Purchaser’s president.

The foregoing paragraph is provided solely as background for the disclosure and information being reported below, and should not be construed as modifying or supplementing any disclosure or information contained in the Original Filings or as providing a full and complete summary of the Original Filings.

Mt Melrose, LLC Matters

The Company and Seller have entered into a certain Termination of Master Real Estate Asset Purchase Agreement effective November 1, 2018, pursuant to which the parties mutually agreed to terminate the above-noted Purchase Agreement as of November 1, 2018. Accordingly, neither the Company nor Mt Melrose have any further rights or obligations concerning additional acquisitions of real properties from Seller under the Purchase Agreement—and no further acquisitions will be consummated thereunder. The termination did not terminate, release or otherwise affect, however, any of the representations and warranties of the parties made as to the closings that have previously occurred, or any of Seller’s obligations, or any of the Company’s and Mt Melrose’s rights, concerning indemnification under the terms of the Purchase Agreement. The Company’s determination to terminate the Purchase Agreement resulted from the Company’s management conducting a detailed budget process in the third quarter of this year that revealed that in addition to the 113 properties previously acquired under the Purchase Agreement, Mt Melrose’s management had significantly expanded Mt Melrose’s staffing and operations and had purchased 34 additional other properties during the quarter ended June 30, 2018—with Mt Melrose carrying, in accordance with the requirements of generally accepted accounting principles concerning consolidation, a total of 195 properties on its balance sheet as of September 30, 2018—and that the carrying costs of certain of Mt Melrose’s holdings together with Mt Melrose’s increased general and administrative expenses were not financially prudent, and, if continued, would not be in the best interests of the Company and its shareholders. The Company’s management is in the process of implementing an outsourced property management model at Mt Melrose similar to what it implemented at its EDI Real Estate property operations in Roanoke, Virginia. A third-party property manager has been engaged as of November 1, 2018 to manage certain of the real properties previously acquired by Mt Melrose. In addition, the Company’s management currently is undertaking an assessment of all of the real properties previously acquired by Mt Melrose to determine which holdings should be divested or restructured, depending upon, for example, each property’s current physical condition, any renovation costs projected to be required for each property, the current state of occupancy of each property, the amount and interest rate of debt of each property and each property’s current and projected cash flow. The Company expects to sell a significant number of the Mt Melrose real properties that are not currently generating revenue.

In connection with the above, Mt Melrose and Seller have entered into a certain Termination of Cash Flow Agreement also effective November 1, 2018, pursuant to which the parties mutually agreed to terminate the above-noted Cash Flow Agreement as of November 1, 2018. Accordingly, neither the Company nor Mt Melrose have any further rights or obligations under the Cash Flow Agreement.

In addition, and also in connection with the above, Mt Melrose and Moore have entered into a certain Termination of Employment Agreement also effective November 1, 2018, pursuant to which the parties mutually agreed to terminate the above-noted Moore Employment Agreement as of November 1, 2018. Under the termination agreement, Moore irrevocably waived any and all right and interest that Moore may have had to receive any further payment or other amounts of any kind under the Moore Employment Agreement (including with respect to any annual bonus compensation and any right of first refusal as to the Company’s equity interests in Mt Melrose). Accordingly, Moore’s employment by and with Mt Melrose was terminated, and Moore was removed as an officer of Mt Melrose, effective as of November 1, 2018. Moore’s termination resulted from the Company’s determination, made in connection with the other matters above, to terminate the employment of all Mt Melrose staff and outsource Mt Melrose’s property management and renovation operations to a third-party service provider. Notwithstanding Moore’s termination, Moore and Mt Melrose have agreed that Mt Melrose will pay to Moore on March 31, 2019 a one-time fee equal to 0.25% of the aggregate amount of any indebtedness secured by the real properties owned by Mt Melrose for which Moore provides a personal guaranty, provided that Moore maintains each such personal guaranty throughout the term of the applicable loan.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits – not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2018		ENTERPRISE DIVERSIFIED, INC.

	By:	/s/ G. Michael Bridge
G. Michael Bridge
Chief Executive Officer